Exhibit 99.1

FOR IMMEDIATE RELEASE

Ultimate Software Reports Q4 and Year-End 2003 Financial Results

Hits Milestone in Q4, Over $3 Million in New Annual Recurring Revenue Generated

Weston, FL, February 11, 2004– The Ultimate Software Group, Inc. (Nasdaq: ULTI), a leading provider of Web-based payroll and workforce management solutions, today announced financial results for its fourth quarter and year ended December 31, 2003. For 2003, the Company reported an increase in total revenues of 9.6% to $60.4 million, with a net loss per share of $0.49, and an increase of 52% in recurring revenues over the previous year. For the fourth quarter of 2003, the Company reported total revenues of $16.5 million with a net loss per share of $0.10 and an increase in recurring revenues of 24% over the previous year’s fourth quarter.

“As planned, our Intersourcing service model is driving growth in our recurring revenues. In the fourth quarter, 60% of our new customers selected Intersourcing, and we reached a new milestone by having our first quarter ever where we executed contracts worth more than $3 million in annual recurring revenues,” said Scott Scherr, CEO, president, and founder of Ultimate Software.

Ultimate Software’s financial results teleconference call will be audiocast live at 5:00 p.m. Eastern Time today via World Investor Link at http://www.vcall.com/CEPage.asp?ID=85453 and will be available for replay at the same address beginning at 9:00 p.m. Eastern Time today. Windows Media Player software is required to listen to the call and can be downloaded from the site.

Financial Highlights

•	Recurring revenues – consisting of maintenance revenues, Intersourcing revenues from our hosted offering of UltiPro, and subscription revenues from per-employee-per-month fees generated by business partners – grew by 52% for 2003 compared to 2002.

•	Annual recurring revenues attributable to sales by our direct sales force during the fourth quarter of 2003 were over $3.0 million. Annual recurring revenues represent the expected one-year value from (i) new Intersourcing sales (including prorated one-time charges); (ii) maintenance revenues related to new license sales; and (iii) recurring revenues from additional sales to Ultimate Software’s existing client base.

•	Cash as of December 31, 2003 was $13.8 million as compared to $9.0 million as of December 31, 2002.

•	Days sales outstanding were 52 days as of December 31, 2003 as compared to 58 days as of December 31, 2002.

Financial Outlook

•	Ultimate Software expects to grow recurring revenues in 2004 by approximately 30% in comparison to 2003.

•	Ultimate Software expects total revenues in 2004 to increase by approximately 20% over 2003.

•	Ultimate Software expects to control operating expense growth in 2004 to less than 10% versus 2003.

•	Ultimate Software expects annual recurring revenues attributable to sales by our direct sales force to be between $2.5 million and $3.0 million for each of the first two fiscal quarters of 2004, growing to between $3.0 and $3.5 million quarterly in the second half of 2004.

•	Ultimate Software is targeting positive quarterly cash flows in the 3rd fiscal quarter of 2004 and profitability for the quarter during the 4th fiscal quarter of 2004.

Forward-Looking Statement

Certain statements in this press release are, and certain statements on the teleconference call may be, forward-looking statements within the meaning provided under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are made only as of the date hereof. These statements, including Ultimate Software’s financial outlook for 2004 (discussed above), including the Company’s expected levels of revenues and expenditures, involve known and unknown risks and uncertainties that may cause the Company’s actual results to differ materially from those stated or implied by such forward-looking statements, including risks and uncertainties associated with fluctuations in the Company’s quarterly operating results, concentration of the Company’s product offerings, development risks involved with new products and technologies, competition, the Company’s relationships with third parties, contract renewals with business partners, compliance by our customers with the terms of their contracts with us, and other factors disclosed in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Ultimate Software

Ultimate Software, a leading provider of Web-based payroll and workforce management solutions, markets award-winning UltiPro as licensed software, as a hosted application through Intersourcing, and as a co-branded offering to Business Service Providers (BSPs) under the “Powered by UltiPro” brand. The Company employs 430 professionals who are united in their commitment to developing trendsetting solutions and delivering quality service. Ultimate Software customers represent diverse industries and include such organizations as Benihana Restaurants, The Container Store, Elizabeth Arden, The Florida Marlins Baseball Team, The New York Yankees Baseball Team, Omni Hotels, Ruth’s Chris Steak House, and SkyWest Airlines. More information on Ultimate Software’s products and services can be found at www.ultimatesoftware.com.

UltiPro and Intersourcing are registered trademarks of The Ultimate Software Group, Inc. All other trademarks referenced are the property of their respective owners.

Contact:	Mitchell K. Dauerman Chief Financial Officer and Investor Relations Phone: 954-331-7369 E-mail: IR@ultimatesoftware.com

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARY
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,

	2003	2002	2003	2002

Revenues:
Recurring	$8,005	$6,434	$29,344	$19,345
Services	6,667	7,170	23,478	23,634
License	1,811	2,851	7,594	12,170

Total revenues	16,483	16,455	60,416	55,149

Cost of revenues:
Recurring	2,624	2,166	9,495	8,098
Services	4,744	5,184	17,277	18,267
License	145	297	807	1,163

Total cost of revenues	7,513	7,647	27,579	27,528

Operating expenses:
Sales and marketing	4,991	4,217	17,788	17,479
Research and development	4,566	4,326	18,229	17,675
General and administrative	1,480	2,093	5,871	6,890

Total operating expenses	11,037	10,636	41,888	42,044

Operating loss	(2,067)	(1,828)	(9,051)	(14,423)
Interest expense	(43)	(72)	(221)	(283)
Interest and other income	33	23	103	138

Net loss	$(2,077)	$(1,877)	$(9,169)	$(14,568)

Net loss per share – basic and diluted	$(0.10)	$(0.11)	$(0.49)	$(0.90)

Weighted average shares outstanding:
Basic and diluted	20,550	16,496	18,738	16,189

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARY
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data)

	As of	As of
	December 31,	December 31,
	2003	2002

ASSETS
Current assets:
Cash and cash equivalents	$13,783	$8,974
Accounts receivable, net	9,292	10,381
Prepaid expenses and other current assets	2,709	1,273

Total current assets	25,784	20,628
Property and equipment, net	7,188	7,233
Capitalized software, net	1,234	2,753
Other assets, net	1,606	529

Total assets	$35,812	$31,143

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$2,549	$2,693
Accrued expenses	5,378	5,529
Current portion of deferred revenue	22,277	20,874
Current portion of capital lease obligations	818	767
Current portion of long-term debt	–	501

Total current liabilities	31,022	30,364

Deferred revenue, net of current portion	2,333	6,941
Capital lease obligations, net of current portion	796	361
Long-term debt, net of current portion	–	845

Total liabilities	34,151	38,511

Stockholders’ equity (deficit):
Preferred Stock, $.01 par value	–	–
Series A Junior Participating Preferred Stock, $.01 par value	–	–
Common Stock, $.01 par value	208	168
Additional paid-in capital	86,760	68,602
Accumulated deficit	(84,253)	(75,084)

	2,715	(6,314)
Treasury Stock, at cost	(1,054)	(1,054)

Total stockholders’ equity (deficit)	1,661	(7,368)

Total liabilities and stockholders’ equity (deficit)	$35,812	$31,143

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